UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2015

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On June 30, 2015, Kilroy Realty Corporation (the “Company”) issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 8.01	OTHER EVENTS

Recent Developments

The following discussion provides information with respect to certain recent developments of the Company and Kilroy Realty, L.P. (the “Operating Partnership”). Unless otherwise expressly stated or the context otherwise requires, “we,” “us” and “our” refer collectively to the Company, the Operating Partnership and the Company’s other subsidiaries.

Pending Acquisition. In June 2015, we executed a purchase and sale agreement to acquire an approximately 3.3 acre, fully-entitled land site located in San Francisco, California for a purchase price of approximately $78.0 million. We presently intend to use this land site to develop, own and manage a project of up to approximately 400,000 square feet of office and production, distribution and repair (“PDR”) space, in accordance with existing zoning requirements. As part of the transaction, the land will be sub-divided and an additional approximately 50,000 square feet of stand-alone PDR space is expected to be owned and managed by a non-profit entity.

This acquisition is expected to close in July of 2015, subject to satisfaction of customary closing conditions and other uncertainties. There can be no assurance that this acquisition will close on the terms currently contemplated or at all or, if it does, when the closing will occur.

Capital Recycling. In April 2015, we entered into an agreement to dispose of six office buildings located in San Diego, California for $163.0 million. The six office buildings include 6260, 6290, 6310, 6340 and 6350 Sequence Drive and 4921 Directors Place and were approximately 92% occupied as of March 31, 2015. This disposition is currently expected to close in July 2015, subject to satisfaction of customary closing conditions and other uncertainties. There can be no assurance that this disposition will close on the terms currently contemplated or at all or, if it does, when the closing will occur.

ATM Activity. From April 1, 2015 through June 29, 2015, we have sold 358,874 shares of our common stock having an aggregate gross sales price of approximately $25.4 million pursuant to an at-the-market offering program.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1*	Press release dated June 30, 2015 issued by Kilroy Realty Corporation.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President, Chief Accounting Officer and Controller

Date: June 30, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY, L.P.

By:	KILROY REALTY CORPORATION,
Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President, Chief Accounting Officer and Controller

Date: June 30, 2015

EXHIBIT INDEX

99.1*	Press release dated June 30, 2015 issued by Kilroy Realty Corporation.

*	Filed herewith

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